SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 8, 2003

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.
(Exact name of co-registrant as specified in its charter)

Delaware	52-1722490
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

INDIANTOWN COGENERATION FUNDING CORPORATION
(Exact name of co-registrant as specified in its charter)

Delaware	52-1889595
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

7600 Wisconsin Avenue
(Bethesda, Maryland 20814-6161
(Registrants’ address of principal executive offices)

(301)-718-6800
(Registrants’ telephone number, including area code)

Item 5.      Other Events

PG&E National Energy Group, Inc. Bankruptcy

PG&E National Energy Group, Inc. (“NEG”) owns an indirect interest in Indiantown Cogeneration, L.P. (the “Partnership”) and its wholly owned subsidiary, Indiantown Cogeneration Funding Corporation. Through its indirect, wholly owned subsidiaries, Toyan Enterprises and PG&E Operating Services Company (“PG&EOSC”), NEG manages the Partnership.

On July 8, 2003, NEG, filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division (“Bankruptcy Court”), Case No. 03-30459. In addition, each of the following indirect wholly owned subsidiaries of NEG filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court: PG&E Energy Trading Holdings Corporation (Case No. 03-30463) (“ETH”), PG&E Energy Trading-Power, L.P. (Case No. 03-30461), PG&E Energy Trading – Gas Corporation (Case No. 03-30464), and PG&E ET Investments Corporation (Case No.03-30462) (collectively, the “ET Companies”), and USGen New England, Inc. (“USGenNE”) (Case No. 03-30465). Pursuant to Chapter 11 of the Bankruptcy Code, NEG, the ET Companies and USGenNE retain control of their assets and are authorized to operate their businesses as debtors in possession while being subject to the jurisdiction of the Bankruptcy Court.

NEG is an indirect, wholly owned subsidiary of PG&E Corporation, the parent company of Pacific Gas and Electric Company. Under the proposed plan of reorganization NEG filed with the Bankruptcy Court, if confirmed by the Bankruptcy Court and implemented, PG&E Corporation would no longer have any equity interest in NEG.

Neither the Partnership, nor any of its NEG affiliated partners, including Toyan Enterprises, Indiantown Project Investment, LP, are parties to the filings by NEG or other affiliates for protection under Chapter 11 of the Bankruptcy Code (collectively, the “NEG Bankruptcy”). The Partnership does not anticipate that the NEG Bankruptcy will have a material adverse impact on its operations. The Partnership cannot be certain that the NEG Bankruptcy will not affect NEG’s ownership arrangements with respect to the Partnership or the ability of PG&EOSC to manage the Partnership.

Credit Ratings

On July 8, 2003, Standard and Poor’s (“S&P”) issued a press release announcing that it had lowered its corporate credit ratings on two of NEG’s subsidiaries, PG&E Energy Trading Holdings Corporation and USGen New England Inc. to ‘D’ from ‘C’ and removed the ratings from CreditWatch. S&P stated these ratings actions follow the NEG Bankruptcy. S&P further stated that the rating on Indiantown Cogeneration Funding Corporation is not affected by the ratings action on NEG because this project financing is structured as a bankruptcy-remote entity and is not 100% owned by NEG. Therefore, the incentive to consolidate it in a bankruptcy of NEG is low.

On July 9, Moody’s Investors Services (“Moody’s”) downgraded NEG’s senior implied rating to Caa3 from Caa2. The outlook is negative. Moody’s rating of Indiantown Cogeneration Funding Corporation’s senior secured debt remains at Ba1 with a negative rating outlook as previously disclosed in a Current Report on Form 8-K filed June 17, 2003 following Moody’s press release on June 13, 2003.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes forward-looking statements about the future that are necessarily subject to various risks and uncertainties. Use of words like “anticipate,” “estimate,” “intend,” “project,” “plan,” “expect,” “will,” “believe,” “could,” and similar expressions help identify forward-looking statements. These statements are based on current expectations and assumptions, which the Partnership believes are reasonable and on information currently available to the Partnership. Actual results could differ materially from those contemplated by the forward-looking statements. Consequently, the forward-looking statements in this Current Report should not be regarded as representations by the Partnership or any other person that the expected outcomes can or will be achieved. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the impact of the NEG Bankruptcy, the impact of a bankruptcy proceeding involving any partner of the Partnership, and other factors that are described in the Partnership’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Indiantown Cogeneration, L.P. (Co-Registrant)

Date: July 21, 2003	/s/ THOMAS E. LEGRO Thomas E. Legro Vice President, Controller and Chief Accounting Officer

Indiantown Cogeneration Funding Corporation (Co-Registrant)

Date: July 21, 2003	/s/ THOMAS E. LEGRO Thomas E. Legro Vice President, Controller and Chief Accounting Officer

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